Exhibit 99.1

Investors:

Ryan Osterholm: 630-824-1907

Media:

Anna Rozenich: 630-824-1945

SUNCOKE ENERGY, INC. RENEWS COKEMAKING AGREEMENT

WITH ARCELOR MITTAL AT INDIANA HARBOR

Lisle, IL (September 5, 2013) – SunCoke Energy, Inc. (NYSE: SXC) and ArcelorMittal (NYSE: MT) have agreed to a 10-year extension of their existing contract, under which SunCoke provides 1.22 million tons of metallurgical coke annually to ArcelorMittal from its Indiana Harbor cokemaking operation located in East Chicago, Indiana. Coke is an essential ingredient in the blast furnace production of iron.

“This contract renewal affirms the strategic, long-term relationship we have with ArcelorMittal,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy, Inc. “We are proud to supply more than 1.2 million tons of metallurgical coke from our Indiana Harbor plant to one of the most important steelmaking assets in North America. Extending this contract was a top 2013 priority for SunCoke, which when coupled with our refurbishment efforts, positions Indiana Harbor well for the future.”

Key provisions of the extension agreement, which takes effect October 1, 2013, are substantially similar to the existing agreement, including continuing the pass-through of coal costs, reimbursement of operating and maintenance expenses subject to certain metrics and a pricing adjustment per ton of coke produced to recognize the approximately $85 million in new capital being deployed to refurbish and upgrade this facility. We anticipate this refurbishment will be substantially complete in first quarter 2014, although certain equipment replacement with long-lead order times will not be fully implemented until early 2015. As a result, while we expect significant improvement in operating and financial results in 2014, the full impact of the refurbishment and contract economics are expected to be realized in 2015.

The Indiana Harbor cokemaking operation is SunCoke’s largest U.S. facility with 268 ovens and 1.22 million ton annual coke production capacity. This facility was the first commercial application of our advanced heat recovery technology, having begun operations in 1998. SunCoke holds an 85 percent ownership interest in the Indiana Harbor cokemaking operation with DTE Energy Company holding the remaining 15 percent interest.

UPCOMING EVENTS

SunCoke Energy, Inc. plans to participate in the following investor conferences:

•	KeyBanc Basic Materials & Packaging Conference on September 10, 2013 in Boston, MA

•	Barclays 2013 CEO Energy/Power Conference on September 12, 2013 in New York, NY

•	Deutsche Bank Leveraged Finance Conference on October 2, 2013 in Scottsdale, AZ

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; changes in the marketplace that may affect supply and demand for our metallurgical coal and/or coke products, including increased exports of coke from China and increasing competition from alternative steelmaking and cokemaking technologies that have the potential to reduce or eliminate the use of metallurgical coke; our dependence on, relationships with, and other conditions affecting our customers; severe financial hardship or bankruptcy of one or more of our major customers, or the occurrence of a customer default and other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which our customers operate; our ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; our ability to develop, design, permit, construct, start up or operate new cokemaking facilities in the U.S.; our ability to successfully implement our international growth strategy; our ability to realize expected benefits from investments and acquisitions, including our investment in our Indian joint venture; our ability to consummate investments under favorable terms, including with respect to existing cokemaking facilities, which may utilize by-product technology, in the U.S. and Canada and integrate them into our existing businesses and have them perform at anticipated levels; various risks and uncertainties could negatively impact SunCoke Energy Partners, L.P. (SXCP), our publicly traded master limited partnership; receipt of regulatory approvals and compliance with contractual obligations required in connection with the operations of SXCP; the impact of SXCP on our relationships with our customers and vendors and our credit rating and cost of funds; changes in market conditions; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our coal mining and/or cokemaking operations, and in the operations of our major customers, business partners and/or suppliers; changes in the expected operating levels of our assets; our ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in our coke sales agreements; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; our ability to service our outstanding indebtedness; our ability to comply with the restrictions imposed by our financing arrangements; nonperformance or force majeure by, or disputes or changes in contract terms with major customers, suppliers, dealers, distributors or other business partners; availability of skilled employees for our coal mining and/or cokemaking operations, and other workplace factors; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); our ability to enter into joint ventures and other similar arrangements under favorable terms; changes in the availability and cost of equity and debt financing; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by our suppliers; risks related to labor relations and workplace safety; changes in, or new statutes, regulations, governmental policies and taxes, or their interpretations, including those relating to the environment; the existence of hazardous substances or other environmental contamination on property owned or used by us; the availability of future permits authorizing the disposition of certain mining waste; claims of our noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which we are a party or liability resulting from such litigation, arbitration, or other proceedings; historical combined and consolidated financial data may not be reliable indicator of future results; effects resulting from our separation from Sunoco, Inc.; incremental costs as a stand-alone public company; our substantial indebtedness; certain covenants in our debt documents; our ability to secure new coal supply agreements or to renew existing coal supply agreements; our ability to acquire or develop coal reserves in an economically feasible manner; defects in title or the loss of one or more mineral leasehold interests; disruptions in the quantities of coal produced by our contract mine operators; our ability to obtain and renew mining permits, and the availability and cost of surety bonds needed in our coal mining operations; changes in product specifications for either the coal or coke that we produce; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of our insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; the accuracy of our estimates of reclamation and other mine closure obligations; and effects of geologic conditions, weather, natural disasters and other inherent risks beyond our control.

Unpredictable or unknown factors not disclosed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events, after the date of this press release except as required by applicable law.

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